Exhibit 5.1
                   HILL & BARLOW,
                 a Professional Corporation
                   One International Place
                 Boston, Massachusetts 02110
                       (617) 428-3000

TERRENCE W. MAHONEY
DIRECT LINE:  617-428-3306
TMAHONEY@HILLBARLOW.COM
                                          June   22, 1998

New England Business Service, Inc.
500 Main Street
Groton, MA  01471

Ladies and Gentlemen:

     We have acted as counsel for New England Business
Service, Inc., a Delaware corporation (the "Company"), with respect to the issuance of 382,352 shares (the "Shares") of the Company's common stock, $1.00 par value per share, in connection with the acquisition of McBee Systems, Inc.

     We have assisted you in the preparation of a Registration Statement on Form S-3 (the "Registration
Statement") with respect to the offering of the Shares by the Selling Stockholders named therein.

     We have made such examination of law and have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and such other documents as we have considered relevant and necessary for the opinions hereinafter set forth.

     Based on the foregoing, we express the following opinions:

     1. The issuance of the Shares has been duly authorized by all necessary corporate action of the Company.

     2. The Shares are validly issued, fully paid and non-assessable.

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     We hereby consent to the filing of this opinion as an
exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.


                                 Very truly yours,
                                 HILL & BARLOW,
                                 a Professional Corporation

                                 /s/Terrence W. Mahoney
                                 --------------------

                                Terrence W. Mahoney,
                                a Member of the Firm